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                                                                      EXHIBIT 23


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8 dated March 16, 1999) pertaining to the Ingles Markets, Incorporated Investment/Profit Sharing Plan of our report dated November 6, 1998 with respect to the consolidated financial statements and schedule of Ingles Markets, Incorporated included in its Annual Report on Form 10-K for the year ended September 26, 1998, filed with the Securities and Exchange Commission.



                                                       /s/ ERNST & YOUNG LLP


Greenville, South Carolina
March 16, 1999